SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2006

CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31943	39-1501563
(Commission File Number)	(I.R.S. Employer I.D. Number)

20925 Crossroads Circle Suite 100 Waukesha, Wisconsin	53186
(Address of Principal Executive Offices)	(Zip Code)

262-798-8282
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 13, 2006, the Board of Directors of Criticare Systems, Inc. (the "Company"), approved changes to the compensation arrangements for outside directors. Annual fees for outside directors were increased from $12,000 to $24,000 and annual fees for the Chairman of the Board, currently Dr. Higgins D. Bailey, were increased from $15,000 to $30,000. Fees are paid quarterly, with the new fees to begin with the payment for the quarter ending March 31, 2006. In addition, effective April 1, 2006, directors who are officers or employees of the Company will not receive fees for service on the Board.

Section 5 - Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On March 13, 2006, the Company's Board of Directors amended the Restated By-Laws of the Company to reduce the maximum number of directors authorized from 13 to seven. A copy of the Restated By-Laws of the Company, as amended, are attached to this report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

The following exhibit is filed herewith:

Exhibit 99.1     Restated By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    CRITICARE SYSTEMS, INC.
Date:  March 17, 2006
    BY /s/ Joel D. Knudson
       Joel D. Knudson, Vice President-Finance

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